Exhibit 77Q(i)



Riggs Funds
Amendment No. 8
to the
Declaration of Trust
dated April 1, 1991

THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

Riggs Bond Fund
Class R Shares
Riggs Intermediate Tax Free Bond Fund
Class R Shares
Riggs Long Term Tax Free Bond Fund
Class R Shares
Riggs Large Cap Growth Fund
Class B Shares
Class R Shares
Riggs Prime Money Market Fund
Class R Shares
Class Y Shares
Riggs Small Company Stock Fund
Class B Shares
Class R Shares
Riggs Stock Fund
Class B Shares
Class R Shares
Riggs U.S. Government Securities Fund
Class R Shares
Riggs U.S. Treasury Money Market Fund
Class R Shares
Class Y Shares




	The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of August, 1999.

	WITNESS the due execution hereof this 19th day of August, 1999.

/s/ John F. Donahue		/s/ Edward L. Flaherty
John F. Donahue			Edward L. Flaherty

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ John E. Murray, Jr.
John T. Conroy, Jr.		John E. Murray, Jr.

/s/ Nicholas P. Constantakis	/s/ Wesley W. Posvar
Nicholas P. Constantakis	Wesley W. Posvar

/s/ William J. Copeland		/s/ Marjorie P. Smuts
William J. Copeland		Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.	/s/ John S. Walsh
Lawrence D. Ellis, M.D.		John S. Walsh



Current as of:  8/18/94